UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 25, 2011
CONEXANT SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24923	25-1799439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard Newport Beach, California (Address of principal executive offices)	92660 (Zip Code)

Registrant’s telephone number, including area code: 949-483-4600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
     (a) On April 25, 2011, Conexant Systems, Inc. (the “Company”) received a letter of resignation from Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. Deloitte’s reports on the Company’s consolidated financial statements for the fiscal years ended October 2, 2009 and October 1, 2010 do not contain an adverse opinion or a disclaimer of opinion, nor are qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended October 2, 2009 and October 1, 2010 and in the subsequent interim period through April 25, 2011, there were (i) no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure between the Company and Deloitte, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports for such years and interim period, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.
     In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided Deloitte with a copy of the disclosures the Company is making in this Current Report on Form 8-K (the “Form 8-K”) prior to the time the Form 8-K was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the statements made herein. A copy of such letter, dated April 29, 2011, is filed as Exhibit 16.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

16.1	Letter of Deloitte & Touche LLP dated April 29, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC. (Registrant)
Date: April 29, 2011	By:	/s/ David C. Walker
David C. Walker
Chief Accounting Officer, Vice President, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
16.1	Letter of Deloitte & Touche LLP dated April 29, 2011.